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                                                                    Exhibit 3.65

                                     BY-LAWS

                                       OF

                         FINANCIAL RESOURCES GROUP, INC.
                              a Florida Corporation

                                    ARTICLE I

                                     OFFICES

           The Corporation shall continuously maintain in the State of Florida a registered office and a registered agent whose office is identical with such registered office, and may have other offices within or without the state.

                                   ARTICLE II

                                  SHAREHOLDERS

                  1. ANNUAL MEETING. An annual meeting of the shareholders shall be held on the second Wednesday in January of each year, commencing in the year 1987, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

                  2. SPECIAL MEETINGS. Special meetings of the shareholders may be called either by the chairman, by the president, by any director, or by the holders of not less than one-tenth of all of the outstanding shares of the Corporation, for the purpose or purposes stated in the call of the meeting.

                  3. PLACE OF MEETING. The Board of Directors may designate any place as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be at the offices of the Corporation in Sun City Center, Florida.

                  4. NOTICE OF MEETINGS. Written notice stating the place, date and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, or in the case of a merger or consolidation not less than twenty nor more than sixty days before the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at the shareholder's address as such address appears on the records of the Corporation, with postage thereon prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is
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taken, unless the adjournment is for more than 30 days in which event notice shall be given in the same manner as notice of the original meeting.

         5. FIXING OF RECORD DATE. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors of the Corporation may fix in advance a record date which shall not be more than sixty days and in the case of a meeting of shareholders, not less than ten days, or in the case of a merger or consolidation not less than twenty days, before the date of such meeting. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. The record date for the determination of shareholders for any other purpose shall be the date on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         6. VOTING LISTS. The officer or agent having charge of the transfer books for shares of the Corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of the shareholder, which list, for a period of ten days prior to such meeting, shall be kept on file at the office of the transfer agent for the Corporation and shall be open to inspection by any shareholder for any purpose germane to the meeting, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and may be inspected by any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this State, shall be prima facie evidence of the identity of the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

         7. QUORUM. The holders of a majority of the outstanding shares of the Corporation, present in person or represented by proxy, shall constitute a quorum at any meeting of shareholders; provided that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting at any time without further notice. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting shall be the act of the shareholders, unless the vote of a greater number is required by law, the articles of incorporation or these by-laws. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Withdrawal

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of shareholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.

         8. PROXIES. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such shareholder by written proxy, but no such proxy shall be valid after three (3) years from the date of its execution, unless otherwise provided in the proxy.

         9. VOTING OF SHARES. Each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders.

         10. VOTING OF SHARES BY CERTAIN HOLDERS.

         (a) Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver's name if authority so to do be contained in an appropriate order of the court or other authority by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         (b) Any number of shareholders may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, for a period not to exceed-ten years, by entering into a written voting trust agreement specifying the terms and conditions of the voting trust, and by transferring their shares to such trustee or trustees for the purpose of the agreement. No such trust agreement shall become effective until a counterpart of the agreement is deposited with the Corporation at the office of its Secretary. The counterpart of the voting trust agreement so deposited with the Corporation shall be subject to the same right of examination by a shareholder of the Corporation, in person or by agent or attorney, as are the books and records of the Corporation, and shall be subject to examination by any holder of a beneficial interest in the voting trust, either in person or by agent or attorney, at any reasonable time for any proper purpose.

         (c) The shareholders may by unanimous written agreement agree upon the persons or classes of persons who shall be elected as directors or alternate directors or both of the Corporation, the persons who shall be elected officers of the Corporation, the manner in which deadlocks among the directors and shareholders shall be resolved and such matters as they have been necessary or desirable all according to 607.107 of the Florida General Corporation Act. Any such agreement shall be effective for the term set forth in such written agreement. A counterpart of any such agreement shall be deposited with the

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Corporation and shall be deemed to be and become a part of the by-laws of this
Corporation by reference.

         (d) Shares of its own stock belonging to this Corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by this Corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

         11. INSPECTORS. At any meeting of shareholders, the presiding officer may, and upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting.

         Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

         Each report of an inspector shall be in writing and signed by him or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. A report of the inspector or inspectors stating the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

         12. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders.

         13. VOTING BY BALLOT. Voting on any question or in any election may be by voice unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

                                   ARTICLE III

                                    DIRECTORS

         1. GENERAL POWERS. The business of the Corporation shall be managed by its Board of Directors.

         2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the Corporation shall be three (3). Each director shall hold office until the next annual meeting of shareholders or until a successor shall have been elected and qualified, unless removed from office by the shareholders at an earlier date. Directors need not be residents of Florida or shareholders of the Corporation. The number of directors may be increased or decreased from time to time by the amendment of this section; but no decrease shall have the effect of

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shortening the term of any incumbent director without such director's consent unless the shareholders remove such director from office.

         3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this by-law, immediately after the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

         4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the chairman, the president or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them.

         5. NOTICE. Notice of any special meeting shall be given at least five
(5) days previous thereto by written notice to each director at the director's business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegram company. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         6. QUORUM. A majority of the number of directors fixed by these by-laws shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting at any time without further notice.

         7. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by statute, these by-laws, or the articles of incorporation.

         8. VACANCIES. Any vacancy occurring in the Board of Directors, and any directorship to be filled by reason of an increase in the number of directors, may be filled by shareholder election at an annual meeting or at a special meeting of shareholders called for that purpose or, if applicable, by the procedures set forth in any unanimous agreement of shareholders described in 10(c) of Article II of these By-Laws. Vacancies may not be filled by the remaining directors.

         9. ACTION WITHOUT A MEETING. Unless specifically prohibited by the articles of incorporation or by-laws, any action required to be taken or which may be taken at a meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with

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respect to the subject matter thereof, or by all of the members of such committee, as the case may be. Any such consent signed by all of the directors or all of the members of the committee shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Secretary of State or with anyone else.

         10. COMPENSATION. Directors shall not be compensated for their services as directors. By resolution of the Board of Directors the directors may be paid their expenses, if any, of attendance at each meeting of the board. This section shall not preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         11. PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless the director's dissent shall be entered in the minutes of the meeting or unless the director shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the secretary of the Corporation within ten days after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         12. EXECUTIVE COMMITTEE. The Board of Directors, by resolution adopted by a majority of the number of directors fixed by the by-laws or otherwise, may designate two or more directors to constitute an executive committee, which committee shall have and exercise such authority in the management of the Corporation as the directors shall provide by resolution, except as otherwise required by law. Vacancies in the membership of the committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. The executive committee shall keep regular minutes of its proceedings and report the same to the board when required.

         13. TELEPHONIC MEETINGS. Meetings of Directors may be held by conference telephone call or other means of instantaneous communication provided that all Directors participate therein and no Director objects to such manner of meeting. The proceedings of such meetings shall be reduced to written minutes and must be signed by each Director to attest to the accuracy of such minutes.

         14. REMOVAL. Subject to the provisions of any shareholder agreement as provided in 10(c) of Article II of the By-Laws, any Director may be removed from office by the shareholders with cause at any special meeting or by written action of the shareholders.

         15. ALTERNATE DIRECTORS. The Shareholders may elect alternates for any one or more of the Directors to act on behalf of a Director in the event of such Director's unavailability due to emergency or other cause. An alternate Director shall have the right to attend any meeting of the Directors. In the event that the Director for whom an alternate has been elected is absent from a meeting of the Directors, such absent Director's alternate shall have the right to participate fully in the meeting and vote upon matters presented for action by



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the Directors. An alternate Director may not act for more than two (2)
successive meetings.

         If a Director is a member of the Executive Committee, his alternate shall have the same rights with respect to meetings of the Executive Committee that the alternate enjoys with respect to the meetings of the Board of Directors.

                                   ARTICLE IV

                                    OFFICERS

         SECTION 1. NUMBER. The officers of the Corporation shall be a chairman of the board, president, one or more vice-presidents, a treasurer, a secretary, and such other officers as may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of president and secretary.

         SECTION 2: ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until a successor shall have been duly elected and shall have qualified, or until the officer's death, or until the officer shall resign or shall have been removed in the manner hereinafter provided. Election of an officer shall not of itself create contract rights nor cause the officer to be an employee of the Corporation.

         SECTION 3. REMOVAL. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors, with or without cause, whenever in the board's judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         SECTION 4. CHAIRMAN OF THE BOARD. The chairman of the board shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and board of directors, and subject to the direction of the board of directors, shall in general supervise and control all of the business and affairs of the corporation and see that all orders and resolutions of the board of directors are carried into effect. He may sign certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, tax returns, tax elections or other instruments which the board of directors have authorized to be executed, or which are in the ordinary course of business of the corporation. He may vote, either in person or by proxy, all of the shares of the capital stock of any company which the corporation owns or is otherwise entitled to vote at any and all meetings of the shareholders of such company and shall have the power to accept or waive notice of such meetings. In the absence or disability of the president, the chairman of the board shall perform the duties and exercise the powers of the President.


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         SECTION 5. PRESIDENT. The president shall be the principal operating officer of the Corporation. Subject to the direction and control of the Board of Directors, the president shall be in charge of the conduct of the business of the Corporation; shall see that the resolutions and directions of the Board of Directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the Board of Directors; and, in general, shall discharge all duties incident to the office of president and chief operating officer and such other duties as may be prescribed by the Board of Directors from time to time. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Corporation or a different mode of execution is expressly prescribed by the Board of Directors or these by-laws, the president may execute for the Corporation certificates for its shares and any contracts, deeds, mortgages, bonds, or other instruments which the Board of Directors has authorized to be executed, and may accomplish such execution either under or without the seal of the Corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the Board of Directors, according to the requirements of the form of the instrument. The president may vote all securities which the Corporation is entitled to vote except as and to the extent such authority shall be vested in a different officer or agent of the Corporation by the Board of Directors.

         SECTION 6. THE VICE-PRESIDENTS. The vice-president (or in the event there be more than one vice-president, each of the vice-presidents) shall assist the president in the discharge of the president's duties as the president may direct and shall perform such other duties as from time to time may be assigned to the vice president by the president or by the Board of Directors. In the absence of the president or in the event of the president's inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated by the Board of Directors, or by the president if the Board of Directors has not made such a designation, or in the absence of any designation, then in the order of seniority of tenure as vice-president) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Corporation or a different mode of execution is expressly prescribed by the Board of Directors or these by-laws, the vice-president (or each of them if there are more than one) may execute for the Corporation certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments which the Board of Directors has authorized to be executed, and may accomplish such execution either under or without the seal of the Corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the Board of Directors, according to the requirements of the form of the instrument.

         SECTION 7. THE TREASURER. The treasurer shall be the principal accounting and financial officer of the Corporation. The treasurer shall: (a) have charge of and be responsible for the maintenance of adequate books of account for the Corporation; (b) have charge and custody of all funds and securities of the Corporation, and be responsible therefor and for the receipt and disbursement thereof; and (c) perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to the



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treasurer by the president or by the Board of Directors. If required by the
Board of Directors, the treasurer shall give a bond for the faithful discharge of duties in such sum and with such surety or sureties as the Board of Directors may determine.

         SECTION 8. THE SECRETARY. The secretary shall: (a) record the minutes of shareholders', Board of Directors' and executive committee meetings in one or more books provided for that purpose: (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post-office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the president, or a vice-president, or any other officer thereunto authorized by the Board of Directors, certificates for shares of the Corporation, the issue of which shall have been authorized by the Board of Directors, and any contracts, deeds, mortgages, bonds, or other instruments which the Board of Directors has authorized to be executed, according to the requirements of the form of the instruments, except when a different mode of execution is expressly prescribed by the Board of Directors or these by-laws; (f) have general charge of the stock transfer books of the Corporation; and (g) perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to the secretary by the president or by the Board of Directors.

         SECTION 9. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The assistant treasurers and assistant secretaries, if any, shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the president or the Board of Directors. The assistant secretaries may sign with the president, or a vice-president, or any other officer thereunto authorized by the Board of Directors, certificates for shares of the Corporation, the issue of which shall have been authorized by the Board of Directors, and any contracts, deeds, mortgages, bonds, or other instruments which the Board of Directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the Board of Directors or these by-laws. The assistant treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

         SECTION 10. SALARIES. No salaries or other compensation shall be paid to officers unless authorized by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that the officer is also a director of the Corporation.

                                    ARTICLE V

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

         1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.


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         2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidence of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

                                   ARTICLE VI

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

         1. CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be signed by the president or a vice-president or by such officer as shall be designated by resolution of the Board of Directors and by the secretary or an assistant secretary, and shall be sealed with the seal or a facsimile of the seal of the Corporation. If both of the signatures of the officers be by facsimile, the certificate shall be manually signed by or on behalf of a duly authorized transfer agent or clerk. Each certificate representing shares shall be consecutively numbered or otherwise identified, and shall also state the name of the person to whom issued, the number and class of shares (with designation of series, if any), the date of issue, that the Corporation is organized under Florida law, and the par value or a statement that the shares are without par value. If the Corporation is authorized and does issue shares of more than one class or of series within a class, the certificate shall also contain such information or statement as may be required by law.

         The name and address of each shareholder, the number and class of shares held and the date on which the certificates for the shares were issued shall be entered on the books of the Corporation. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

         2. LOST CERTIFICATES. If a certificate representing shares has allegedly been lost or destroyed, the Board of Directors may in its discretion, except as may be required by law, direct that a new certificate be issued upon such indemnification and other reasonable requirements as the board may impose.

         3. TRANSFERS OF SHARES. Transfers of shares of the Corporation shall be recorded on the books of the Corporation and, except in the case of a lost or destroyed certificate, shall be made on surrender for cancellation of the certificate for such shares. A certificate presented for transfer must be duly endorsed and accompanied by any appropriate assurances that the



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endorsement is effective which the Board of Directors may prescribe from time to time.

                                   ARTICLE VII

                                   FISCAL YEAR

         The fiscal year of the Corporation shall be December 31 until changed by resolution of the Board of Directors.

                                  ARTICLE VIII

                                    DIVIDENDS

         The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its articles of incorporation.

                                   ARTICLE IX

                                      SEAL

         The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Florida." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                    ARTICLE X

                                WAIVER OF NOTICE

         Whenever any notice is required to be given under the provisions of these by-laws, the articles of incorporation or law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether given before or after the time stated therein, shall be deemed equivalent to the timely giving of such notice.

                                   ARTICLE XI

                                   AMENDMENTS

         The power to make, alter, amend, or repeal the by-laws of the Corporation shall be vested in the shareholders and the directors shall not have the power to amend the by-laws. The by-laws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with law or the articles of incorporation.



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                                   ARTICLE XII

              INDEMNIFICATION OF OFFICERS, DIRECTORS AND EMPLOYEES

         LIABILITY. All liability of an officer, director or employee shall be governed by this.

         Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee, fiduciary, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

         The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person, is or was a director, officer, employee, fiduciary or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         Any indemnification under the first two paragraphs of this Article XII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduciary or agent is proper in the circumstances


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
because such person has met the applicable standard of conduct set forth in the first two paragraphs of this Article XII. However, so long as the person shall have met the applicable standard of conduct, the person shall be entitled to such indemnification. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; provided, however, that a person shall conclusively be deemed entitled to such indemnification in the event that (i) such person prevails on the merits in the action, suit or proceeding, or (ii) the action, suit or proceeding is terminated with the result that no payment is required to be made by the person either to this Corporation or to any third Party.

         Expenses {including attorneys' fees} incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of a written agreement by or on behalf of the director, officer, employee, fiduciary or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article XII.

         The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of the heirs, executors and administrators of such person. The provisions of this Article XII shall be deemed to be a contract between the Corporation and each director, officer, employee, fiduciary and agent who serves in any such capacity at any time while this Article XII is in effect, and any repeal or modification of this Article XII shall not adversely affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts. Subject to the limitations set forth in the preceding sentence, the Corporation shall have the right from time to time to amend, modify and repeal this Article XII, with prospective effect.

         Anything to the contrary herein notwithstanding, no indemnification shall be provided to any person who is found to have committed criminal misconduct by virtue of a plea of guilty to a charge thereof or by virtue of conviction after trial on the basis of such charge, or shall be determined in any civil proceeding to have been guilty of wilful misconduct.

         The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article XII.

         The provisions of. this by-law are not intended to and shall not be deemed to provide indemnification in excess of that which is lawfully permissible from time to time. In the event that any provision of, or application of, this by-law is determined not to be lawful, all other provisions and applications thereof shall be enforced and to this end the provisions of this by-law are severable.

                                  ARTICLE XIII

                      EXONERATION OF OFFICERS AND DIRECTORS

         1. Every officer of the Corporation is hereby exonerated and excused from personal liability to the Corporation and its shareholders arising out of acts or omissions of such officer as an officer of the Corporation, except in the case of criminal misconduct by such officer.

         2. Every director of this Corporation is hereby exonerated and excused from personal liability to the Corporation and its shareholders arising out of acts or omissions of such director as a director of the Corporation, except in the case of criminal misconduct by such director; except in cases where such exoneration is impermissible under Florida law.


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